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                                                                     EXHIBIT 4.2

                  CERTIFICATE OF TRUST OF CFC PREFERRED TRUST


     This Certificate of Trust of CFC Preferred Trust (the "Trust"), dated January 29, 1997, is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, and James A. Laphen, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801, et. seq.).

     1.  Name.  The name of the business trust is CFC Preferred Trust.
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     2.  Delaware Trustee.  The name and business address of the trustee of the
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Trust with a principal place of business in the State of Delaware are Wilmington
Trust Company, One Rodney Square, Wilmington, Delaware 19801.

     3.  Effective Date.  This Certificate of Trust shall be effective upon
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filing with the Secretary of State.

     IN WITNESS WHEREOF, the undersigned, being the sole trustees of the Trust have executed this Certificate of Trust as of the date first above written.


                                        WILMINGTON TRUST COMPANY, as trustee



                                        By:
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                                                Name:
                                                Title:



                                        JAMES A. LAPHEN, as trustee


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